SL Green Realty Corp.

First Quarter 2005

Supplemental Data

March 31, 2005

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust (REIT) that primarily owns, manages, leases, acquires and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found. Such information is not reiterated in this supplemental financial package. This supplemental financial package is available through the Company’s internet site.

•                  This data is presented to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings. The financial data herein is unaudited and is provided from the prospective of timeliness to assist readers of quarterly and annual financial filings. As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

Questions pertaining to the information contained herein should be referred to Michelle Leroy at michelle.leroy@slgreen.com or at 212-216-1692.

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company’s operations and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company. Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the quarter ended March 31, 2005 that will subsequently be released on Form 10-Q to be filed on or before May 10, 2005.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile
Financial Highlights
Balance Sheets
Statements of Operations
Funds From Operations
Statement of Stockholders’ Equity
Taxable Income
Joint Venture Statements

Selected Financial Data

Summary of Debt and Ground Lease Arrangements

Mortgage Investments and Preferred Equity

Property Data
Composition of Property Portfolio
Top Tenants
Tenant Diversification
Leasing Activity Summary
Lease Expiration Schedule

Summary of Acquisition/Disposition Activity
Supplemental Definitions
Corporate Information

CORPORATE PROFILE

SL Green Realty Corp. (the “Company”) was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc. founded in 1980 by Stephen L. Green, our current Chairman. For more than 20 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan. The Company’s investment focus is to create value through the acquisition, redevelopment and repositioning of Manhattan office properties and releasing and managing these properties for maximum cash flow.

Looking forward, SL Green Realty Corp. will continue its opportunistic investment philosophy through three established business lines: investment in long-term core properties, investment in opportunistic assets and structured finance investments. With the formation of Gramercy Capital Corp., or Gramercy, (NYSE: GKK) in 2004, there will be a reduced focus on direct structured finance investments by the Company. This three-legged investment strategy will allow SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

Today, the Company is the only fully integrated, self-managed, self-administered Real Estate Investment Trust (REIT) exclusively focused on owning and operating office buildings in Manhattan. SL Green is a pure play for investors to own a piece of New York.

FINANCIAL HIGHLIGHTS

FIRST QUARTER 2005
UNAUDITED

FINANCIAL RESULTS

Funds From Operations, or FFO, available to common shareholders, for the first quarter 2005 totaled $44.6 million, or $0.99 per share (diluted), a 19% increase compared to the same quarter in 2004 when FFO totaled $35.0 million, or $0.83 per share (diluted).

Net income available for common shareholders for the first quarter 2005 totaled $22.9 million, or $0.54 per share (diluted), compared to the same quarter in 2004 when net income totaled $16.0 million, or $0.40 per share (diluted).

Funds available for distribution, or FAD, for the first quarter 2005 increased to $0.65 per share (diluted) versus $0.56 per share (diluted) in the prior year, a 16.1% increase.

The Company’s dividend payout ratio was 54.7% of FFO and 82.9% of FAD before first cycle leasing costs.

CONSOLIDATED RESULTS

Total quarterly revenues increased 25% in the first quarter to $100.9 million compared to $81.0 million in the prior year. The $19.9 million growth in revenue resulted primarily from the following items:

•                  $13.4 million increase from 2005 and 2004 acquisitions,

•                  $4.6 million increase from same-store properties,

•                  $4.7 million increase in other revenue, which was primarily due to fees earned from Gramercy ($2.2 million) and by the Service Corporation ($1.9 million), and

•                  $2.8 million decrease in preferred equity and investment income primarily due to the recognition of a one-time gain on a mortgage investment in 2004 ($4.2 million).

The Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, increased by $16.6 million to $61.1 million. The following items drove EBITDA improvements:

•                  $1.5 million increase from the equity in net income from unconsolidated joint ventures primarily due to our investments in Gramercy ($1.1 million) and 1515 Broadway ($1.5 million). This was partially offset by the sale of an interest in One Park Avenue in 2004 ($1.2 million).

•                  $8.0 million increase from 2005 and 2004 acquisitions.

•                  $3.1 million increase from same-store properties.

•                  $2.8 million decrease in preferred equity and investment income primarily due to the recognition of a one-time gain on a mortgage investment in 2004 ($4.2 million). The weighted-average structured finance investment balance increased to $363.2 million from $269.6 million. The weighted-average yield decreased from 12.16% to 10.4%.

•                  $2.7 million increase from lower MG&A expense. The 2004 period included a one-time charge related to a restricted stock award.

•                  $4.1 million increase in non-real estate revenues net of expenses, including fee income from Gramercy ($2.2 million) and the Service Corporation ($1.3 million).

FFO before minority interests improved $9.6 million primarily as a result of:

•                  $16.6 million increase in EBITDA,

•                  $0.1 million increase in FFO from unconsolidated joint ventures,

•                  $2.0 million decrease from perpetual preferred stock dividends,

•                  $2.6 million decrease from higher interest expense, and

•                  $2.5 million decrease from discontinued operations.

SAME-STORE RESULTS

Same-store first quarter 2005 GAAP NOI increased $3.1 million (9.6%) to $34.9 million compared to the prior year. Operating margins after ground rent increased from 47.9% to 49.3%.

The $3.1 million increase in GAAP NOI was primarily due to:

•                  $2.1 million (3.8%) increase in rental revenue primarily due to improved leasing,

•                  $1.3 million (14.3%) increase in escalation and reimbursement revenue primarily due to real estate tax and utility reimbursements,

•                  $1.2 million (480.0%) increase in other income primarily due to lease buy-out income at 420 Lexington Avenue,

•                  $1.0 million (8.7%) increase in real estate taxes,

•                  $1.0 million (5.6%) increase in operating expenses, and

•                  $0.5 million (13.0%) decrease in ground rent expense.

Structured Finance Activity

As of March 31, 2005, our structured finance and preferred equity investments totaled $375.1 million. The weighted average balance outstanding for the first quarter of 2005 was $363.2 million. During the first quarter of 2005, the weighted average yield was 10.4%.

During the first quarter 2005, the Company originated $25.0 million of structured finance investments with an initial yield of approximately 12.9%. There were no redemptions during the quarter.

QUARTERLY LEASING HIGHLIGHTS

Vacancy at December 31, 2004 was 744,245 useable square feet net of holdover tenants. During the quarter, 366,369 additional useable office, retail and storage square feet became available at an average escalated cash rent of $35.12 per rentable square foot. The Company acquired 28 West 44th Street which included 43,672 useable square feet. Space available to lease during the quarter totaled 1,154,286 useable square feet, or 6.7% of the total portfolio.

During the first quarter, 55 office leases, including early renewals, were signed totaling 415,806 rentable square feet. New cash rents averaged $40.60 per rentable square foot. Replacement rents were 4.9% higher than rents on previously occupied space, which had fully escalated cash rents averaging $38.69 per rentable square foot. The average lease term was 8.7 years and average tenant concessions were 4.6 months of free rent with a tenant improvement allowance of $31.64 per rentable square foot.

The Company also signed 9 retail and storage leases, including early renewals, for 119,884 rentable square feet. New cash rents averaged $30.53 per rentable square foot. Replacement rents were 47.3% higher than rents on previously occupied space, which had fully escalated cash rents averaging $20.73 per rentable square foot. The average lease term was 10.7 years and average tenant concessions were 1 month of free rent, with no tenant improvement allowance.

REAL ESTATE ACTIVITY

Major real estate investment transactions entered into during the first quarter included:

•                  Acquisition of the fee interest in One Madison Avenue for $918 million, or approximately $650 per square foot. The property consists of two contiguous buildings-the South Building and the North Tower-totaling approximately 1.4 million square feet. The transaction, which is subject to customary closing conditions, is expected to close during the second quarter of 2005. The Company entered into a joint venture agreement with Gramercy Capital Corp. whereby SL Green will own a 55% interest in the 1.2 million square foot South Building, which is occupied almost entirely by Credit Suisse First Boston, New York pursuant to a lease that expires in 2020. SL Green and Gramercy will acquire the building on a pari passu basis for approximately $803.0 million. SL Green and Credit Suisse First Boston (USA), Inc. will share in the profits of the residential component. The acquisition deposit of approximately $41.0 million is included in other assets on the accompanying balance sheet.

•                  Acquisition of the fee interest in 28 West 44th Street for $105.0 million, or approximately $293 per square foot. The property is approximately 359,000 square feet. The transaction closed during the first quarter of 2005.

•                  Sale of the fee interest in 1414 Avenue of the Americas for $60.5 million, or approximately $500 per square foot. The property is approximately 121,000 square feet. The Company will recognize a gain on sale of approximately $35.0 million upon closing of the transaction in April 2005. The sale was effectuated through a reverse 1031 exchange with 625 Madison Avenue, which resulted in substantially all of the taxable gain on sale being deferred.

•                  Entered into an agreement to sell the fee interest at 180 Madison Avenue for $92.7 million, or $355 per square foot. The property is approximately 265,000 square feet and owned through a joint venture between Morgan Stanley Real Estate Funds and SL Green. The joint venture expects to recognize a gain of approximately $43.0 million from the sale, which is expected to close, subject to customary closing conditions, in the third quarter of 2005. SL Green expects to recognize an incentive fee of at least $5.0 million pending final resolution of cash disbursements in August 2005.

Investment In Gramercy Capital Corp.

The Company’s investment in Gramercy Capital Corp. increased from $47.0 million to $69.0 million. This includes an additional investment of approximately $22.0 million that settled on January 3, 2005. Fees earned from agreements between the Company and Gramercy Capital Corp. totaled approximately $2.4 million for the quarter ended March 31, 2005.

Financing/ Capital Activity

Dividends

On March 17, 2005, the Company declared a dividend distribution of $0.54 per common share for the first quarter 2005. This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $2.16 per common share.

On March 17, 2005, the Company also declared a dividend on it’s Series C preferred stock for the period January 15, 2005 through and including April 14, 2005, of $0.4766 per share, payable April 15, 2005 to shareholders of record on the close of business on March 31, 2005. The distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $1.90625 per Series C preferred stock.

On March 17, 2005, the Company also declared a dividend on it’s Series D preferred stock for the period January 15, 2005 through and including April 14, 2005, of $0.4922 per share, payable April 15, 2005 to shareholders of record on the close of business on March 31, 2005. The distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $1.96875 per Series D preferred stock.

SL Green Realty Corp.
Key Financial Data
March 31, 2005
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004

Earnings Per Share
Net income available to common shareholders - diluted	$0.54	$2.64	$0.49	$1.13	$0.40
Funds from operations available to common shareholders - diluted	$0.99	$0.95	$0.94	$1.04	$0.83
Funds available for distribution to common shareholders - diluted	$0.65	$0.63	$0.57	$0.72	$0.56

Common Share Price & Dividends
At the end of the period	$56.22	$60.55	$51.81	$46.80	$47.70
High during period	$59.74	$60.55	$51.81	$48.20	$47.78
Low during period	$52.70	$52.30	$47.19	$40.24	$41.12
Common dividends per share	$0.54	$0.54	$0.50	$0.50	$0.50
FFO Payout Ratio	54.73%	56.69%	53.26%	48.08%	60.03%
FAD Payout Ratio	82.90%	85.84%	88.45%	69.86%	89.68%

Common Shares & Units
Common shares outstanding	41,622	40,876	40,547	38,692	38,551
Units outstanding	2,531	2,531	2,225	2,225	2,225
Total shares and units outstanding	44,153	43,407	42,772	40,917	40,776

Weighted average common shares and units outstanding - basic	43,833	43,132	41,611	40,863	40,264
Weighted average common shares and units outstanding - diluted	45,160	44,700	43,317	42,456	42,010

Market Capitalization
Market value of common equity	$2,482,282	$2,628,294	$2,216,017	$1,914,902	$1,945,017
Liquidation value of preferred equity	257,500	257,500	257,500	218,750	157,500
Consolidated debt	1,315,315	1,150,376	1,127,254	919,080	1,060,428
Consolidated market capitalization	$4,055,097	$4,036,170	$3,600,771	$3,052,732	$3,162,945
SLG portion JV debt	564,945	565,211	565,482	496,542	489,940
Combined market capitalization	$4,620,042	$4,601,381	$4,166,253	$3,549,274	$3,652,885

Consolidated debt to market capitalization	32.44%	28.50%	31.31%	30.11%	33.53%
Combined debt to market capitalization	40.70%	37.28%	40.63%	39.88%	42.44%

Consolidated debt service coverage	3.65	3.63	3.63	4.05	3.68
Consolidated fixed charge coverage	2.43	2.38	2.44	2.78	2.59
Combined fixed charge coverage	2.16	2.31	2.37	2.63	2.49

Portfolio Statistics
Directly owned buildings	21	20	21	20	20
Joint venture buildings	8	8	8	7	7
	29	28	29	27	27

Directly owned square footage	9,164,000	8,805,000	8,950,000	8,170,000	8,170,000
Joint venture square footage	8,195,000	8,195,000	8,195,000	7,274,000	7,274,000
	17,359,000	17,000,000	17,145,000	15,444,000	15,444,000

Quarter end occupancy-portfolio	95.7%	95.6%	95.8%	96.4%	96.3%
Quarter end occupancy- same store - wholly owned	96.0%	95.8%	95.5%	96.7%	96.9%
Quarter end occupancy- same store - combined (wholly owned + joint venture)	96.3%	96.3%	95.5%	96.6%	96.5%

SL Green Realty Corp.
Key Financial Data
March 31, 2005
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004

Selected Balance Sheet Data
Real estate assets before depreciation	$1,859,431	$1,756,104	$1,630,558	$1,370,329	$1,355,880
Investments in unconsolidated joint ventures	$579,194	$557,089	$549,654	$502,658	$600,002
Structured finance investments	$375,099	$350,027	$325,807	$264,296	$276,538

Total Assets	$2,932,962	$2,751,881	$2,591,425	$2,256,614	$2,295,883

Fixed rate & hedged debt	$1,025,315	$1,039,476	$1,008,354	$884,180	$782,428
Variable rate debt	290,000	110,900	118,900	34,900	278,000
Total consolidated debt	$1,315,315	$1,150,376	$1,127,254	$919,080	$1,060,428

Total Liabilities	$1,483,395	$1,328,937	$1,292,834	$1,069,335	$1,210,662

Fixed rate & hedged debt-including SLG portion of JV debt	1,245,569	$1,306,684	$1,275,771	$1,151,772	$1,010,358
Variable rate debt - including SLG portion of JV debt	634,691	408,903	416,965	263,850	540,010
Total combined debt	$1,880,260	$1,715,587	$1,692,736	$1,415,622	$1,550,368

Selected Operating Data
Property operating revenues	$82,189	$80,229	$72,602	$67,174	$64,735
Property operating expenses	43,572	39,236	38,178	35,140	36,132
Property operating NOI	$38,617	$40,993	$34,425	$32,034	$28,603
NOI from discontinued operations	684	1,993	4,066	3,413	3,206
Total property operating NOI	$39,301	$42,986	$38,491	$35,447	$31,809

SLG share of Property NOI from JVs	$23,527	$23,978	$22,413	$22,412	$22,174
SLG share of FFO from Gramercy Capital	$1,143	$526	$3	$-	$-
Structured finance income	$11,147	$8,421	$8,283	$8,562	$13,829
Other income	$7,519	$5,466	$4,984	$6,978	$2,464

Marketing general & administrative expenses	$8,238	$9,336	$5,574	$4,467	$10,903

Consolidated interest	$17,366	$17,065	$16,239	$14,578	$14,830
Combined interest	$23,422	$22,937	$21,656	$19,616	$19,944
Preferred Dividend	$4,969	$4,969	$4,843	$3,446	$3,000

Office Leasing Statistics
Total office leases signed	55	73	91	70	59
Total office square footage leased	415,806	719,292	522,001	341,730	251,144

Average rent psf	$40.60	$32.11	$31.48	$32.43	$30.98
Escalated rents psf	$38.69	$30.49	$31.38	$32.95	$30.22
Percentage of rent over escalated	4.9%	5.3%	0.3%	-1.6%	2.5%
Tenant concession packages psf	$31.64	$25.40	$25.06	$20.34	$26.21
Free rent months	4.6	2.8	3.5	1.4	1.9

COMPARATIVE BALANCE SHEETS

Unaudited
($000's omitted)

	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
Assets
Commercial real estate properties, at cost:
Land & land interests	$224,943	$206,824	$206,824	$174,625	$168,660
Buildings & improvements fee interest	1,135,318	1,065,654	1,055,811	862,527	857,278
Buildings & improvements leasehold	472,558	471,418	225,207	320,969	317,734
Buildings & improvements under capital lease	12,208	12,208	12,208	12,208	12,208
	$1,845,027	$1,756,104	$1,500,050	$1,370,329	$1,355,880
Less accumulated depreciation	(179,180)	(176,238)	(163,734)	(175,601)	(165,333)
	$1,665,847	$1,579,866	$1,336,316	$1,194,728	$1,190,547
Other Real Estate Investments:
Investment in unconsolidated joint ventures	579,194	557,089	549,654	502,658	600,002
Structured finance investments	375,099	350,027	325,807	264,296	276,538

Assets held for sale	16,486	-	125,322	-	-
Cash and cash equivalents	16,789	35,795	23,299	65,045	22,393
Restricted cash	53,410	56,417	45,938	41,868	47,768
Tenant and other receivables, net of $9,431 reserve at 3/31/05	16,174	15,248	18,109	14,347	14,333
Related party receivables	4,519	5,027	3,935	4,509	3,524
Deferred rents receivable, net of reserve for tenant credit loss of $7,047 at 3/31/05	64,074	61,302	58,735	66,811	64,562
Deferred costs, net	55,041	47,869	50,574	44,831	44,379
Other assets	86,329	43,241	53,736	57,521	31,837

Total Assets	$2,932,962	$2,751,881	$2,591,425	$2,256,614	$2,295,883

COMPARATIVE BALANCE SHEETS

Unaudited
($000's omitted)

	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
Liabilities and Stockholders’ Equity
Mortgage notes payable	$600,315	$614,476	$513,354	$514,180	$515,018
Unsecured & Secured term loans	425,000	425,000	425,000	300,000	367,410
Revolving credit facilities	290,000	110,900	188,900	104,900	178,000
Derivative Instruments-fair value	—	1,347	4,822	1,277	11,518
Accrued interest payable	5,768	4,494	5,015	4,135	4,788
Accounts payable and accrued expenses	60,869	72,298	62,692	57,801	46,953
Deferred revenue	19,558	18,648	13,156	8,599	8,623
Capitalized lease obligations	16,106	16,442	16,385	16,328	16,247
Deferred land lease payable	15,883	15,723	15,646	15,486	15,326
Dividend and distributions payable	28,026	27,553	25,569	23,447	24,003
Liabilities related to assets held for sale	—	—	1,822	—	—
Security deposits	21,870	22,056	20,473	23,182	22,776
Total Liabilities	$1,483,395	$1,328,937	$1,292,834	$1,069,335	$1,210,662

Minority interest (2,531 units outstanding) at 3/31/05	75,259	75,064	54,297	54,240	52,756

Stockholders’ Equity
7.625% Series C Perpetual Preferred Shares	151,981	151,981	151,981	151,981	151,981
7.875% Series D Perpetual Preferred Shares	96,321	96,321	96,321	58,873	–
Common stock, $.01 par value 100,000 shares authorized,
41,622 issued and outstanding at 3/31/05	416	409	405	387	385
Additional paid – in capital	940,170	917,613	907,638	830,821	825,842
Deferred compensation plans	(21,360)	(15,273)	(16,329)	(17,051)	(17,642)
Accumulated other comprehensive income/(loss)	15,164	5,647	2,548	6,337	(3,704)
Retained earnings	191,616	191,182	101,730	101,691	75,603
Total Stockholders’ Equity	$1,374,308	$1,347,880	$1,244,294	$1,133,039	$1,032,465

Total Liabilities and Stockholders’ Equity	$2,932,962	$2,751,881	$2,591,425	$2,256,614	$2,295,883

COMPARATIVE STATEMENTS OF OPERATIONS

Unaudited
($000's omitted)

	Three Months Ended		Three Months Ended	Three Months Ended
	March 31,	March 31,	December 31,	September 30,
	2005	2004	2004	2004
Revenues
Rental revenue, net	$70,555	$55,698	$67,147	$59,856
Escalation and reimbursement revenues	11,634	9,037	13,082	12,746
Investment income	11,147	13,827	8,419	8,281
Other income	7,519	2,464	5,466	4,984
Total Revenues, net	100,855	81,026	94,114	85,868
	—
Equity in net income from unconsolidated joint ventures	12,059	10,551	12,021	10,632

Operating expenses	24,601	21,103	20,797	22,463
Ground rent	4,516	3,866	4,688	3,759
Real estate taxes	14,455	11,163	13,751	11,956
Marketing, general and administrative	8,238	10,903	9,336	5,574
Total Operating Expenses	51,810	47,035	48,572	43,752

EBITDA	61,104	44,542	57,563	52,749

Interest	17,194	14,561	16,796	15,969
Depreciation and amortization	14,834	11,686	14,933	13,025

Income Before Minority Interest and Items	29,076	18,295	25,834	23,755

Income from discontinued operations	379	1,512	1,486	2,428
Gain on sale of discontinued operations	—	90,199	—
Equity in net gain on sale of joint venture property	—	—	—
Minority interest - OP	(1,576)	(852)	(1,025)	(1,033)
Net Income	27,879	18,955	116,494	25,150

Dividends on perpetual preferred shares	4,969	3,000	4,969	4,843

Net Income Available For Common Shareholders	$22,910	$15,955	$111,525	$20,307

Earnings per Share
Net income per share (basic)	$0.56	$0.42	$2.75	$0.52
Net income per share (diluted)	$0.54	$0.40	$2.64	$0.49

COMPARATIVE COMPUTATION OF FFO AND FAD

Unaudited
($000's omitted - except per share data)

		Three Months Ended		Three Months Ended	Three Months Ended
		March 31,	March 31,	December 31,	September 30,
		2005	2004	2004	2004
Funds from operations
Net Income before Minority Interests and Items		$29,076	$18,295	$25,834	$23,755

Add:	Depreciation and amortization	14,834	11,686	14,933	13,025
	FFO from discontinued operations	512	2,965	1,734	3,793
	FFO adjustment for joint ventures	6,082	6,000	6,115	5,922
Less:	Dividends on preferred shares	4,969	3,000	4,969	4,843
	Non real estate depreciation and amortization	974	956	1,069	990
	Funds From Operations	$44,561	$34,990	$42,578	$40,662

	Funds From Operations - Basic per Share	$1.02	$0.87	$0.99	$0.98

	Funds From Operations - Diluted per Share	$0.99	$0.83	$0.95	$0.94

Funds Available for Distribution
FFO		$44,561	$34,990	$42,578	$40,662

Add:	Non real estate depreciation and amortization	974	956	1,069	990
	Non-cash deferred compensation	983	4,900	1,056	722
Less:	FAD adjustment for Joint Ventures	5,012	3,561	5,683	6,980
	FAD adjustment for discontinued operations	(11)	113	10	57
	Straight-line rental income and other non cash adjustments	4,948	1,178	3,031	1,971
	Second cycle tenant improvements	4,148	6,952	4,034	3,169
	Second cycle leasing commissions	2,904	5,240	1,988	5,120
	Revenue enhancing recurring CAPEX	22	62	686	147
	Non- revenue enhancing recurring CAPEX	76	317	1,150	441

Funds Available for Distribution		$29,418	$23,422	$28,120	$24,487
	Diluted per Share	$0.65	$0.56	$0.63	$0.57
First Cycle Leasing Costs
	Tenant improvements	138	48	1,003	128
	Leasing commissions	895	—	—	300

Funds Available for Distribution after First Cycle Leasing Costs		$28,385	$23,374	$27,117	$24,059

Funds Available for Distribution per Diluted Weighted Average
Unit and Common Share		$0.63	$0.56	$0.61	$0.56

Redevelopment Costs		$429	$876	$4,997	$1,301

Payout Ratio of Funds From Operations		54.73%	60.03%	56.69%	53.26%
Payout Ratio of Funds Available for Distribution
Before First Cycle Leasing Costs		82.90%	89.68%	85.84%	88.45%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

Unaudited
($000's omitted)

							Accumulated
	Series C	Series D		Additional		Deferred	Other
	Preferred	Preferred			Retained	Compensation	Comprehensive
	Stock	Stock	Common Stock	Paid-In Capital	Earnings	Plan	Income	TOTAL

Balance at December 31, 2004	$151,981	$96,321	$409	$917,613	$191,182	$(15,273)	$5,647	$1,347,880

Net Income					27,879			27,879
Preferred Dividend					(4,969)			(4,969)
Exercise of employee stock options			5	13,922				13,927
Stock based compensation fair value				263				263
Cash distributions declared ($0.54 per common share)					(22,476)			(22,476)
Comprehensive Income - Unrealized gain of derivative instruments							9,517	9,517
Dividend reinvestment plan			—	1,120				1,120
Deferred compensation plan			2	7,252		(7,070)		184
Amortization of deferred compensation						983		983
Balance at March 31, 2005	$151,981	$96,321	$416	$940,170	$191,616	$(21,360)	$15,164	$1,374,308

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2004	40,875,989	2,530,942	—	43,406,931	—	43,406,931

YTD share activity	746,301	—	—	746,301	—	746,301
Share Count at March 31, 2005 - Basic	41,622,290	2,530,942	—	44,153,232	—	44,153,232

Weighting Factor	(320,467)	0	1,327,696	1,007,229		1,007,229
Weighted Average Share Count at March 31, 2005 - Diluted	41,301,823	2,530,942	1,327,696	45,160,461	—	45,160,461

TAXABLE INCOME

Unaudited
($000's omited)

	Three Months Ended
	March 31	March 31
	2005	2004

Net Income Available For Common Shareholders	$22,910	$15,955
Book/Tax Depreciation Adjustment	891	(784)
Book/Tax Gain Recognition Adjustment	—	4,254
Book/Tax JV Net equity adjustment	106	971
Other Operating Adjustments	(695)	(506)
C-corp Earnings	(571)	348
Taxable Income (Projected)	$22,641	$20,238

Dividend per share	$0.54	$0.50
Estimated payout of taxable income	99%	101%

Shares outstanding - basic	41,622	40,876

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization of free rent, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation. The Company has deferred the taxable gain on the sales 29 West 35th Street, 17 Battery Place South, 90 Broad Street, 50 West 23rd Street, 1370 Broadway,1412 Broadway, 17 Battery Place North and 1466 Broadway through 1031 exchanges. In addition, the Company has deferred substantially all of the taxable gain resulting from the sale of an interest in One Park Avenue.

JOINT VENTURE STATEMENTS

Balance Sheet for Unconsolidated Property Joint Ventures
Unaudited
($000's omitted)

	March 31, 2005		March 31, 2004

	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	$486,338	$206,876	$424,722	$208,511
Buildings & improvements	2,033,873	869,856	1,782,616	876,140
	2,520,211	1,076,732	2,207,338	1,084,651
Less accumulated depreciation	(108,639)	(52,495)	(73,041)	(38,554)

Net Real Estate	2,411,572	1,024,237	2,134,297	1,046,097

Cash and cash equivalents	53,898	24,092	53,834	26,634
Restricted cash	35,978	16,078	32,785	17,328
Tenant receivables, net of $1,133 reserve at 3/31/05	6,559	3,312	4,128	2,140
Deferred rents receivable, net of reserve for tenant credit loss of $1,691 at 3/31/05	40,525	19,931	24,895	13,343
Deferred costs, net	33,173	15,442	14,001	7,474
Other assets	21,557	9,900	18,860	9,411

Total Assets	$2,603,262	$1,112,992	$2,282,800	$1,122,427

Mortgage loans payable	$1,336,728	$564,945	$954,855	$489,940
Derivative Instruments-fair value	25	14	—	—
Accrued interest payable	5,358	2,225	2,256	1,149
Accounts payable and accrued expenses	59,598	26,708	59,530	28,974
Security deposits	9,783	4,492	6,603	3,229
Contributed Capital (1)	1,191,770	514,608	1,259,556	599,135

Total Liabilities and Equity	$2,603,262	$1,112,992	$2,282,800	$1,122,427

As of March 31, 2005 the Company has eight joint venture interests representing a 50% interest in 180 Madison Avenue acquired in December 2000, a 55% interest in 1250 Broadway acquired in September 2001, a 50% interest in 100 Park Avenue acquired in February 2000, a 16.67% interest in 1 Park Avenue reduced from 55% in May 2004, a 55% interest in 1515 Broadway acquired in May 2002,  a 45% interest in 1221 Avenue of the Americas acquired in December 2003, a 35% interest in 19 W. 44th Street acquired in March 2004, and a 30% interest in 485 Lexington Avenue acquired in July 2004.  These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company's financial statements.

(1) Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in unconsolidated joint venture reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS

Statements of Operations for Unconsolidated Property Joint Ventures
Unaudited
($000's omitted)

			Three Months Ended
	Three Months Ended March 31, 2005		December 31, 2004	Three Months Ended March 31, 2004
		SLG	SLG		SLG
	Total Property	Property Interest	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net	$75,632	$33,911	$33,251	$66,508	$32,948
Escalation and reimbursement revenues	13,952	6,526	6,765	12,197	6,153
Investment and other income	293	161	124	166	83
Total Revenues, net	$89,877	$40,598	$40,140	$78,871	$39,184

Expenses
Operating expenses	20,884	9,746	9,019	19,695	9,932
Real estate taxes	15,914	7,325	7,143	14,135	7,078
Total Operating Expenses	$36,798	$17,071	$16,162	$33,830	$17,010

GAAP NOI	$53,079	$23,527	$23,978	$45,041	$22,174
Cash NOI	$46,471	$20,543	$20,962	$41,412	$20,371

Interest	15,100	6,056	5,872	9,817	5,114
Depreciation and amortization	14,871	6,554	6,611	13,000	6,509

Net Income	$23,108	$10,917	$11,495	$22,224	$10,551

Plus: Real estate depreciation	13,859	6,081	6,115	12,086	6,000
Funds From Operations	$36,967	$16,998	$17,610	$34,310	$16,551

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$1,012	$473	$497	$934	$510
Less: Straight-line rental income and other non-cash adjustments	(6,507)	(2,983)	(2,943)	(4,045)	(1,994)
Less: Second cycle tenant improvement,	(1,392)	(666)	(280)	(1,427)	(759)
Less: Second cycle leasing commissions	(3,370)	(1,816)	(2,191)	(2,342)	(1,281)
Less: Recurring CAPEX	(36)	(20)	(766)	(68)	(37)
FAD Adjustment	$(10.50)	(5,012)	$(5,683)	$(6,948)	$(3,581)

Gramercy Joint Venture Statements

Unaudited
($000's omitted)

Balance Sheet

	March 31,	December 31,
	2005	2004
Assets
Cash	$4,421	$39,094
Loans and other lending investments, net	606,747	406,615
Other assets	10,547	68,338
Total Assets	$621,715	$514,047

Liabilities and Stockholders' Equity
Credit facilities	$342,291	$238,885
Other liabilities	10,027	6,203
Total Liabilities	352,318	245,088

Commitments and contingencies	—	—

Stockholders' Equity
Total stockholders' equity	269,397	268,959

Total Liabilities and Stockholders' Equity	$621,715	$514,047

Total Outstanding Shares	18,833	15,313

Total SLG Shares	4,710	3,435

	Three Months Ended
	March 31,	December 31,
	2005	2004
GKK Manager
Base management income	$1,213	$794
Other fee income	750	-
Marketing, general and administrative expenses	(1,417)	(1,140)
Net Income before minority interest	546	(346)
Less: minority interest	(135)	52
SLG share of GKK Manager net income	411	(294)
Servicing and administrative reimbursements	464	398
Net management income and reimbursements from Gramercy	$875	$104

Income Statement

	Three Months Ended
	March 31,	December 31,
	2005	2004
Revenues
Investment Income	$10,250	$5,614
Other income	440	65
Total revenues	10,690	5,679

Expenses
Interest	2,801	1,400
Management fees	1,668	1,179
Depreciation and amortization	22	33
Marketing, general and administrative	1,633	1,026
Total expenses	6,124	3,638

Net income available to common shareholders	$4,566	$2,041

SLG share of net income	$1,143	$526

SLG share of FFO	$1,143	$526

SELECTED FINANCIAL DATA
Capitalization Analysis
Unaudited
($000's omitted)

	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
Market Capitalization
Common Equity:
Common Shares Outstanding	41,622	40,876	40,547	38,692	38,551
OP Units Outstanding	2,531	2,531	2,225	2,225	2,225
Total Common Equity (Shares and Units)	44,153	43,407	42,772	40,917	40,776
Share Price (End of Period)	$56.22	$60.55	$51.81	$46.80	$47.70
Equity Market Value	$2,482,282	$2,628,294	$2,216,017	$1,914,902	$1,945,017
Preferred Equity at Liquidation Value:	257,500	257,500	257,500	218,750	157,500

Real Estate Debt
Property Level Mortgage Debt	600,315	614,476	513,354	514,180	515,018
Outstanding Balance on - Term Loans	425,000	425,000	425,000	300,000	367,410
Outstanding Balance on – Secured Credit Lines	125,000	110,900	143,900	104,900	100,000
Outstanding Balance on – Unsecured Credit Line	165,000	—	45,000	—	78,000
Total Consolidated Debt	1,315,315	1,150,376	1,127,254	919,080	1,060,428
Company's portion of Joint Venture Mortgages	564,945	565,211	565,482	496,542	489,940
Total Combined Debt	1,880,260	1,715,587	1,692,736	1,415,622	1,550,368

Total Market Cap (Debt & Equity)	$4,620,042	$4,601,381	$4,166,253	$3,549,274	$3,652,885

Availability under Lines of Credit
Senior Unsecured Line of Credit	131,000	$296,000	$251,000	$296,000	$218,000
Term Loans	—	—	—	—	—
Secured Line of Credit	—	33,000	—	39,000	25,000
Total Availability	$131,000	$329,000	$251,000	$335,000	$243,000

(A) As reduced by $4,000 letter of credit

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	32.44%	28.50%	31.31%	30.11%	33.53%
Debt to Gross Real Estate Book Ratio (1)	64.94%	59.61%	66.09%	59.95%	71.48%
Secured Real Estate Debt to Secured Assets Gross Book (1)	66.77%	66.80%	75.16%	74.63%	76.00%
Unsecured Debt to Unencumbered Assets-Gross Book Value (1)	52.09%	39.78%	39.72%	29.66%	56.77%
Secured Line of Credit to Structured Finance Assets (1)	33.32%	31.68%	44.17%	39.69%	36.16%
Joint Ventures Allocated
Combined Debt to Market Cap Ratio	40.70%	37.28%	40.63%	39.88%	42.44%
Debt to Gross Real Estate Book Ratio (1)	60.33%	56.92%	60.43%	55.54%	61.84%
Secured Debt to Secured Assets Gross Book (1, 2)	58.98%	59.13%	61.36%	60.30%	59.84%

(1)  Excludes property level capital obligations.

(2)  Secured debt ratio includes only property level secured debt.

SELECTED FINANCIAL DATA
Property NOI and Coverage Ratios
Unaudited
($000's omitted)

		Three Months Ended		Three Months Ended	Three Months Ended
		March 31,	March 31,	December 31,	September 30,
		2005	2004	2004	2004
	Property NOI

	Property Operating NOI	$38,617	$28,603	$40,993	$34,425
	NOI from Discontinued Operations	684	3,206	1,993	4,066
	Total Property Operating NOI - Consolidated	39,301	31,809	42,986	38,491
	SLG share of Property NOI from JVs	23,527	22,174	23,978	22,413
	GAAP NOI	$62,828	$53,983	$66,964	$60,904

Less:	Free Rent (Net of Amortization)	3,713	886	1,484	1,557
	Net FAS 141 Adjustment	693	101	644	337
	Straightline Revenue Adjustment	4,716	3,428	4,202	3,646

Plus:	Allowance for S/L tenant credit loss	1,298	939	793	697
	Ground Lease Straight-line Adjustment	160	160	160	160
	Cash NOI	$55,164	$50,667	$61,587	$56,221

	Components of Debt Service and Fixed Charges

	Interest on Fixed Rate Loans	15,561	11,211	15,127	13,501
	Interest on Floating Loans	2,076	3,778	2,108	2,903
	Fixed Amortization Principal Payments	895	1,068	977	826
	Total Consolidated Debt Service	18,532	16,057	18,212	17,230

	Payments under Ground Lease Arrangements	4,356	3,706	4,528	3,599
	Dividend on perpetual preferred shares	4,969	3,000	4,969	4,843
	Total Consolidated Fixed Charges	27,857	22,763	27,709	25,672

	Adjusted EBITDA	67,658	59,226	66,059	62,537
	Interest Coverage Ratio	3.84	3.95	3.83	3.81
	Debt Service Coverage Ratio	3.65	3.69	3.63	3.63
	Fixed Charge Coverage Ratio	2.43	2.60	2.38	2.44

SELECTED FINANCIAL DATA
2005 Same Store - Consolidated
Unaudited
($000's omitted)

		Three Months Ended			Three Months Ended	Three Months Ended
		March 31,	March 31,		December 31,	September 30,
		2005	2004	%	2004	2004
Revenues
	Rental Revenue, net	58,408	56,263	4%	57,915	57,390
	Escalation & Reimbursement Revenues	10,514	9,198	14%	12,211	12,609
	Investment Income	108	58	81	64
	Other Income	1,339	231	480%	1,895	1,796
	Total Revenues	70,369	65,750	7%	72,102	71,859
Expenses
	Operating Expense	19,689	18,648	6%	17,341	19,712
	Ground Rent	3,363	3,866	-13%	3,758	3,758
	Real Estate Taxes	12,132	11,163	9%	12,094	11,956
		35,184	33,677	4%	33,193	35,426

	EBITDA	35,185	32,073	10%	38,909	36,433

	Interest	8,726	10,252	-15%	9,263	9,704
	Depreciation & Amortization	10,374	10,333	0%	10,792	10,586

	Income Before Minority Interest	16,085	11,488	40%	18,854	16,143
Plus:	Real Estate Depreciation & Amortization	10,251	10,133	1%	10,663	10,456

	FFO	26,336	21,621	22%	29,517	26,599

Less:	Non – Building Revenue	331	264	25%	1,113	704

Plus:	Interest Expense	8,726	10,252	-15%	9,263	9,704
	Non Real Estate Depreciation	123	200	-39%	129	130
	GAAP NOI	34,854	31,809	10%	37,796	35,729

Cash Adjustments
Less:	Free Rent (Net of Amortization)	1,026	437	135%	374	396
	Straightline Revenue Adjustment	1,956	1,784	10%	2,083	2,064
	Rental Income - FAS 141	(58)	(58)	(58)	(58)
Plus:	Allowance for S/L tenant credit loss	605	912	-34%	451	441
	Ground Lease Straight-line Adjustment	160	160	0%	77	160
	Cash NOI	32,695	30,718	6%	35,925	33,928

Operating Margins
	GAAP NOI to Real Estate Revenue, net	49.34%	47.91%		52.91%	49.90%
	Cash NOI to Real Estate Revenue, net	46.28%	46.26%		50.29%	47.39%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	54.10%	53.73%		58.17%	55.15%
	Cash NOI before Ground Rent/Real Estate Revenue, net	50.82%	51.84%		55.44%	52.41%

SELECTED FINANCIAL DATA
2005 Same Store - Joint Venture
Unaudited
($000's omitted)

		Three Months Ended			Three Months Ended	Three Months Ended
		March 31,	March 31,		December 31,	September 30,
		2005	2004	%	2004	2004
Revenues
	Rental Revenue, net	31,888	30,213	6%	31,474	30,942
	Escalation & Reimbursement Revenues	6,375	5,737	11%	6,644	6,273
	Investment Income	108	37	25	65
	Other Income	—	39	-100%	93	49
	Total Revenues	38,371	36,026	7%	38,042	37,084
Expenses
	Operating Expense	9,355	9,072	3%	8,801	9,219
	Ground Rent	—	—	—	—
	Real Estate Taxes	7,206	6,519	11%	7,093	6,952
		16,561	15,591	6%	15,894	16,171

	EBITDA	21,810	20,435	7%	22,148	20,913

	Interest	5,652	4,784	18%	5,207	4,831
	Depreciation & Amortization	5,982	5,894	1%	6,098	6,050

	Income Before Minority Interest	10,176	9,758	4%	11,037	10,278
Plus:	Real Estate Depreciation & Amortization	5,608	5,424	3%	5,722	5,636

	FFO	15,784	15,182	4%	16,759	15,914

Less:	Non – Building Revenue	65	42	55%	70	70

Plus:	Interest Expense	5,652	4,784	18%	5,207	4,831
	Non Real Estate Depreciation	374	469	-20%	374	414
	GAAP NOI	21,745	20,393	7%	22,270	21,089

Cash Adjustments
Less:	Free Rent (Net of Amortization)	1,225	329	272%	1,412	1,151
	Straightline Revenue Adjustment	1,753	1,388	26%	1,495	1,515
	FAS 141	230	292	-21%	230	230
Plus:	Allowance for S/L tenant credit loss	318	228	39%	194	245
	Ground Lease Straight-line Adjustment	—	—	0%	—	—
	Cash NOI	18,855	18,612	1%	19,327	18,438

Operating Margins
	GAAP NOI to Real Estate Revenue, net	56.30%	56.32%		58.35%	56.60%
	Cash NOI to Real Estate Revenue, net	48.82%	51.40%		50.64%	49.49%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	56.30%	56.32%		58.35%	56.60%
	Cash NOI before Ground Rent/Real Estate Revenue, net	48.82%	51.40%		50.64%	49.49%

DEBT SUMMARY SCHEDULE

Unaudited
($000's omitted)

	Principal O/S		2005			As-Of
	Outstanding		Principal	Maturity	Due at	Right	Earliest
	3/31/2005	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt
Secured fixed Rate Debt
125 Broad Street	75,325	8.29%	739	Oct-07	73,341	—	Open
673 First Avenue	34,936	5.67%	526	Feb-13	28,984	—	Feb-06
70 W. 36th Street	11,561	7.87%	198	May-09	10,627	—	Open
711 Third Avenue	47,472	8.13%	355	Sep-05	47,247	—	Open
220 E 42nd Street	210,000	5.23%	—	Nov-13	182,394	—	Dec-06
420 Lexington Avenue	119,021	8.44%	2,113	Nov-10	104,406	—	Open
625 Madision Avenue	102,000	6.27%	—	Nov-15	78,595
	600,315	6.73%	3,931		525,594

Secured fixed Rate Debt-Other
Wells Fargo Unsecured Term Loan (Libor + 150 bps (1)	100,000	3.83%	—	Dec-08	100,000	-	Open
	100,000	3.83%	—		100,000
Unsecured fixed rate debt
Wells Fargo Unsecured Term Loan (Libor swap + 125bps (2)	325,000	4.86%	—	Aug-09	325,000	-	Nov-05
	325,000	4.86%	—		325,000

Total Fixed Rate Debt/Wtd Avg	1,025,315	5.86%	3,931		950,594

Floating rate Debt
Secured floating rate debt
Secured Credit Facilities - unhedged (Libor + 120bps)	125,000	3.79%	—	Dec-06	125,000	-	Open

Total Floating Rate Secured Debt/Wtd Avg	125,000	3.79%	—		125,000

Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 120 bps)	165,000	3.70%	—	Mar-06	165,000	Mar-07	Open
Total Floating Rate Unsecured Debt/Wtd Avg	165,000	3.70%	—		165,000

Total Floating Rate Debt Outstanding	290,000	3.74%			290,000

Total Debt/Wtd Avg	1,315,315	5.39%			1,240,594

Weighted Average Balance & Interest Rate	1,235,537	5.53%

SUMMARY OF JOINT VENTURE DEBT

	Principal O/S
	Gross Principal	SLG Share
Joint Venture Debt
180 Madison JV	44,543	22,227	4.57%	350	Jul-08	21,019	—	Open
1250 Broadway (Libor + 120bps)	115,000	63,250	3.76%	—	Aug-06	63,250	Aug-09	Open
1221 Avenue of Americas (Eurodollar + 95bps)	175,000	78,750	3.54%	—	Dec-06	78,750	Dec-08	Open
1515 Broadway (Libor + 90 bps) (3)	425,000	233,750	3.16%	—	Jul-06	233,750	Jul-09	Open
19 W 44th Street (Libor + 270bps)	46,472	16,265	5.19%	163	Sep-05	16,163	—	Open
1 Park Avenue	238,500	39,830	5.80%	—	May-14	39,830	—	Open
100 Park Avenue JV	116,628	58,197	8.00%	564	Sep-10	54,555	—	Open
485 Lexington Ave (Libor + 200bps)	175,585	52,676	4.65%	—	Jul-07	52,676	—

Total Joint Venture Debt/Wtd Avg	1,336,728	564,945	4.22%	1,077		559,994

Weighted Average Balance & Interest Rate with SLG JV debt		1,808,923	5.12%

(1) There is a LIBOR swap on this loan of 2.33% through May 2006 and 4.65% from May 2006 through December 2008.

(2) WF term loan consists of three tranches which mature in June 2008 and a fourth tranch which matures in August 2009. The blended rates on the step -up swaps for this loan are as follows: 3.57% on $100mm, 3.51% on $35mm, 3.95% on $65mm, and 4.21% on $125mm.

(3) In January 2004 a swap at a Libor of 1.855% was placed on $100mm of SL Green's share of debt from June 2004 through June 2005.

SUMMARY OF GROUND LEASE ARRANGEMENTS

Consolidated Statement (REIT)
($000's omitted)

Property	2005 Scheduled Cash Payment	2006 Scheduled Cash Payment	2007 Scheduled Cash Payment	2008 Scheduled Cash Payment	Deferred Land Lease Obligations (1)	Year of Maturity

Operating Leases
673 First Avenue	3,010	3,010	3,010	3,010	14,765	2037
1140 Avenue of Americas (2)	348	348	348	348	—	2016	(3)
420 Lexington Avenue (2)	7,074	7,074	7,074	7,074	—	2008	(4)
711 Third Avenue (2) (5)	1,550	1,550	1,550	1,550	1,118	2032
461 Fifth Avenue (2)	1,787	1,944	2,100	2,100	—	2027	(6)
625 Madison Avenue (2)	4,613	4,613	4,613	4,613	—	2022	(7)

Total	18,382	18,539	18,695	18,695	15,883

Capitalized Lease
673 First Avenue	1,322	1,416	1,416	1,416	16,106	2037

(1) Per the balance sheet at March 31, 2005.

(2) These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3) The Company has a unilateral option to extend the ground lease for an additional 50 years to 2066.

(4) Subject to renewal at the Company's option through 2029.

(5) Excludes portion payable to SL Green as owner of 50% leasehold.

(6) The Company has an option to purchase the ground lease for a fixed price on a specific date.

(7) Subject to renewal at the Company's option through 2054.

STRUCTURED FINANCE

($000's omitted)

	Assets Outstanding	Wtd Average Assets during quarter	Wtd Average Yield during quarter	Current Yield	Libor Rate

12/31/2003	218,989	169,393	11.53%	11.91%	1.12%

Originations/Accretion (1)	80,020
Preferred Equity	(7,044)
Redemptions	(15,426)
3/31/2004	276,538	269,618	12.16%	12.03%	1.09%

Originations/Accretion (1)	117,362
Preferred Equity	(59,400)
Redemptions	(70,204)
6/30/2004	264,296	235,153	10.19%	10.10%	1.37%

Originations/Accretion (1)	5,000
Preferred Equity	75,000
Redemptions	(18,489)
9/30/2004	325,807	302,092	10.17%	10.32%	1.84%

Originations/Accretion (1)	32,096
Preferred Equity	—
Redemptions	(7,876)
12/31/2004	350,027	332,936	10.00%	10.25%	2.40%

Originations/Accretion (1)	222
Preferred Equity	25,000
Redemptions	(150)
3/31/2005	375,099	363,189	10.43%	10.69%	2.87%

(1) Accretion includes original issue discounts and compounding investment income.

STRUCTURED FINANCE

($000's omitted)

				Wtd Average	Current
Type of Investment	Quarter End Balance1	Senior Financing	Exposure Psf	Yield during quarter	Yield

Junior Mortgage Participation	$165,763	$1,162,364	$221	10.12%	10.63%

Mezzanine Debt	$109,336	$514,000	$156	10.95%	10.64%

Preferred Equity	$100,000	$2,851,650	$121	10.45%	10.88%

Balance as of 3/31/05	$375,099	$4,528,014	$171	10.43%	10.69%

(1) Most investments are indexed to Libor and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2) The weighted average maturity is 5.5 years.

Current Maturity Profile

SELECTED PROPERTY DATA

			Usable% of Total		Occupancy (%)						Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Sq. Feet	Sq. Feet	Mar-05		Dec-04	Sep-04	Jun-04	Mar-04	Rent ($'s)	100%	SLG	Tenants
PROPERTIES 100% OWNED
"Same Store"					%		%	%	%	%
1140 Avenue of the Americas	Rockefeller Center	Leasehold Interest	191,000	1	96.3		94.7	94.7	96.4	95.8	8,491,176	3	2	23
110 East 42nd Street	Grand Central	Fee Interest	181,000	1	88.9		88.9	88.9	89.4	89.4	5,950,464	2	1	27
125 Broad Street	Downtown	Fee Interest	525,000	3	100.0		100.0	100.0	100.0	100.0	17,870,760	5	4	4
1372 Broadway	Penn Station	Fee Interest	508,000	3	99.4		99.2	99.6	99.6	99.5	16,924,584	5	3	27
1414 Avenue of the Americas	Plaza District	Fee Interest	111,000	1	96.8		96.8	96.8	97.8	94.3	5,033,292	2	1	22
220 East 42nd Street	Grand Central	Fee Interest	1,135,000	7	97.9		97.9	97.4	94.5	94.5	36,860,100	11	8	43
286 Madison Avenue	Grand Central	Fee Interest	112,000	1	93.6		92.1	86.8	92.7	89.3	3,800,088	1	1	39
290 Madison Avenue	Grand Central	Fee Interest	37,000	0	100.0		100.0	71.8	71.8	100.0	1,413,768	0	0	4
292 Madison Avenue	Grand Central	Fee Interest	187,000	1	99.7		99.7	99.7	99.7	95.4	7,640,736	2	2	20
317 Madison Avenue	Grand Central	Fee Interest	450,000	3	86.9		87.3	90.0	89.0	89.4	14,849,952	4	3	82
420 Lexington Ave (Graybar)	Grand Central	Operating Sublease	1,188,000	7	96.4		96.8	96.8	98.4	98.2	51,070,620	15	10	248
440 Ninth Avenue	Penn Station	Fee Interest	339,000	2	100.0		100.0	98.7	98.7	100.0	9,762,096	3	2	15
461 Fifth Avenue	Midtown	Leasehold Interest	200,000	1	90.3		91.4	88.7	90.7	97.1	10,637,388	3	2	18
470 Park Avenue South	Park Avenue South	Fee Interest	260,000	1	91.1		87.9	85.1	88.9	88.4	8,377,080	3	2	24
555 West 57th Street	Midtown West	Fee Interest	941,000	5	100.0		100.0	100.0	99.8	99.8	25,746,720	8	5	19
673 First Avenue	United Nations	Leasehold Interest	422,000	2	80.8		80.6	80.6	99.1	99.8	10,904,808	3	2	12
70 West 36th Street	Penn Station	Fee Interest	151,000	1	98.2		96.1	97.1	98.8	98.8	4,272,588	1	1	31
711 Third Avenue	Grand Central	Operating Sublease (1)	524,000	3	98.1		98.1	98.1	98.6	99.2	21,363,504	6	4	17
Subtotal / Weighted Average			7,462,000	43	96.0		95.8	95.5	96.7	96.9	260,969,724	78	54	675

Adjustments
750 Third Avenue	Grand Central	Fee Interest	780,000	4	100.0		100.0	100.0	—	—	33,892,383	10	7	1
625 Madison Avenue	Plaza District	Leasehold Interest	563,000	3	76.4		69.0	—	—	—	30,157,776	9	6	39
28 West 44th Street	Midtown	Fee Interest	359,000	2	86.8		—	—	—	—	10,025,388	3	2	70
Subtotal / Weighted Average			1,702,000	10	89.4		87.0	100.0	—	—	74,075,547	22	15	110

Total / Weighted Average Properties 100% Owned			9,164,000	53	94.7		94.5	94.2	96.7	96.9	335,045,271	100	69	785

PROPERTIES < 100% OWNED (Unconsolidated)
"Same Store"
180 Madison Avenue - 50%	Grand Central	Fee Interest	265,000	2	85.2		84.9	80.3	82.6	82.7	8,103,408		1	50
1 Park Avenue - 16.7%	Grand Central	Fee Interest	913,000	5	97.1		97.1	94.6	94.6	94.6	34,571,148		1	18
1250 Broadway - 55%	Penn Station	Fee Interest	670,000	4	94.8		94.5	88.6	94.8	93.1	21,587,076		2	32
1515 Broadway - 55%	Times Square	Fee Interest	1,750,000	10	99.6		99.7	98.3	96.0	94.8	78,443,928		9	12
100 Park Avenue - 50%	Grand Central	Fee Interest	834,000	5	91.5		93.1	93.2	98.4	98.3	31,920,900		3	39
1221 Avenue of the Americas - 45%	Rockefeller Center	Fee Interest	2,550,000	15	97.7		97.7	97.9	98.8	98.8	126,622,104		12	22
Subtotal / Weighted Average			6,982,000	40	96.6		96.8	95.4	96.5	96.0	301,248,564		28	173

Adjustments
19 West 44th Street - 35%	Midtown	Fee Interest	292,000	2	92.2		89.0	87.2	86.8	87.4	9,059,196		1	61
485 Lexington Avenue - 30%	Grand Central	Fee Interest	921,000	5	100.0		100.0	100.0	—	—	35,062,056		2	1
Subtotal / Weighted Average			1,213,000	7	98.1		97.4	96.9	86.8	87.4	44,121,252		3	62

Total / Weighted Average Properties Less Than 100% Owned			8,195,000	47	96.8		96.8	95.7	96.1	95.7	345,369,816		31	235

Grand Total / Weighted Average			17,359,000	100	95.7	(2)	95.6	95.8	96.4	96.3	$680,415,087		100	1,020
Grand Total - SLG share of Annualized Rent											$486,517,141

Same Store Occupancy% - Combined			14,444,000	83	96.3		96.3	95.5	96.6	96.5

(1) Including Ownership of 50% in Building Fee.

(2) Mar-05 weighted average occupancy without 625 Madison Avenue is 96.4%

LARGEST TENANTS BY SQUARE FEET LEASED

Wholly Owned Portfolio + Allocated JV Properties

						% of		% of
			Total			SLG Share of	SLG Share of
		Leased	Leased	Annualized	PSF	Annualized	Annualized	Annualized
Tenant Name	Property	Expiration	Square Feet	Rent ($)	Annualized	Rent	Rent($)	Rent

Teachers Insurance & Annuity Assoc.	485 Lexington Ave & 750 Third Ave (1)	2005	1,700,407	$65,659,824	$38.61	9.6%	$41,696,248	8.6%
Viacom International, Inc.	1515 Broadway	2008, 2010, 2013, 2015	1,372,556	64,408,896	$46.93	9.5%	35,424,893	7.3%
Morgan Stanley & Co. Inc.	1221 Ave. of the Americas	Various	496,249	31,927,800	$64.34	4.7%	14,367,510	3.0%
Societe Generale	1221 Ave. of the Americas	Various	486,662	23,679,828	$48.66	3.5%	10,655,923	2.2%
The McGraw Hill Companies, Inc.	1221 Ave. of the Americas	Various	420,328	18,443,640	$43.88	2.7%	8,299,638	1.7%
Omnicom Group	220 East 42nd Street	2008, 2009, 2010, 2017	419,111	13,228,788	$31.56	1.9%	13,228,788	2.7%
Salomon Smith Barney	125 Broad Street	2010	330,900	12,252,636	$37.03	1.8%	12,252,636	2.5%
Visiting Nurse Service of New York	1250 Broadway	2005, 2006, 2011, 2018	284,052	8,462,040	$29.79	1.2%	4,654,122	1.0%
City University of New York - CUNY	555 West 57th Street & 28 West 44th Street	2010, 2011, 2015 & 2016	228,152	6,949,332	$30.46	1.0%	6,949,332	1.4%
BMW of Manhattan	555 West 57th Street	2012	227,782	3,894,000	$17.10	0.6%	3,894,000	0.8%
C.B.S. Broadcasting, Inc.	555 West 57th Street	2013	188,583	5,978,628	$31.70	0.9%	5,978,628	1.2%
Polo Ralph Lauren Corporation	625 Madison Avenue	2019	186,000	9,114,000	$49.00	1.3%	9,114,000	1.9%
New York Presbyterian Hospital	555 West 57th Street & 673 First Ave	2006, 2009 & 2021	181,959	5,273,940	$28.98	0.8%	5,273,940	1.1%
The Columbia House Company	1221 Ave. of the Americas	Various	175,312	8,180,916	$46.66	1.2%	3,681,412	0.8%
J & W Seligman & Co., Incorporated	100 Park Avenue	2009	168,390	6,313,800	$37.50	0.9%	3,156,900	0.6%
The Mt. Sinai and NYU Hospital Centers	1 Park Avenue & 625 Madison Avenue	2006, 2013, 2015	159,022	6,017,604	$37.84	0.9%	1,464,596	0.3%
Segal Company	1 Park Avenue	2009	157,947	6,729,276	$42.60	1.0%	1,123,789	0.2%
Sonnenschein, Nath & Rosenthal	1221 Ave. of the Americas	Various	147,997	7,091,676	$47.92	1.0%	3,191,254	0.7%
Altria Corporate Services	100 Park Avenue	2007	136,118	6,627,912	$48.69	1.0%	3,313,956	0.7%
Metro North Commuter Railroad Co.	420 Lexington Avenue	2008 & 2016	134,687	4,220,412	$31.33	0.6%	4,220,412	0.9%
Tribune Newspaper	220 East 42nd Street	2010	134,208	4,039,584	$30.10	0.6%	4,039,584	0.8%
St. Luke's Hospital Center	555 West 57th Street	2014	134,150	3,798,216	$28.31	0.6%	3,798,216	0.8%
Ross Stores, Inc.	1372 Broadway	2010	126,001	3,684,108	$29.24	0.5%	3,684,108	0.8%
Fahnestock & Co., Inc.	125 Broad Street	2013	105,008	3,128,940	$29.80	0.5%	3,128,940	0.6%
JP Morgan Chase Bank	1221 Ave. of the Americas	Various	103,991	6,810,924	$65.50	1.0%	3,064,916	0.6%

TOTAL		8,205,572	$335,916,720	$40.94	49.4%	$209,657,741	43.1%

Wholly Owned Portfolio + Allocated JV Properties		17,359,000	$680,415,087	$39.20		$486,517,141

(1) Underlying the TIAA lease at 750 Third Avenue, Fairchild Publications leases 244,236 sf at $34.35 per sq.ft. expiring in 2021.

TENANT DIVERSIFICATION

Based on Base Rental Revenue	Based on Square Feet Leased

Leasing Activity

Available Space

					Rent/Rentable SF
Activity Type	Building Address	# of Leases	Usable SF	Rentable SF	($'s)
Vacancy at 12/31/04			744,245
Add: Acquired Vacancies
	28 West 44th Street		43,672

Space which became available during the Quarter (A):

Office
	317 Madison Avenue	9	19,932	20,750	33.02
	220 East 42nd Street	1	6,781	6,781	55.96
	461 Fifth Avenue	1	6,650	6,650	65.95
	1 Park Avenue	2	47,922	50,000	33.00
	180 Madison Avenue	1	10,391	10,391	30.02
	100 Park Avenue	2	12,953	12,953	34.50
	286 Madison Avenue	1	3,360	3,360	29.28
	555 West 57th Street	1	3,400	3,400	26.23
	70 West 36th Street	1	2,570	2,570	33.11
	1372 Broadway	1	581	793	50.07
	19 West 44th Street	5	5,476	5,476	38.97
	28 West 44th Street	4	4,657	4,657	38.35
	625 Madison Avenue	4	77,668	77,668	41.49
	420 Lexington Avenue	15	34,431	37,689	44.36
	Total/weighted Average	48	236,772	243,138	39.12

Retail
	1515 Broadway	1	70,000	70,000	19.18
	1250 Broadway	1	3,717	3,717	44.37
	461 Fifth Avenue	1	12,442	12,442	86.31
	673 First Avenue	1	30,000	30,000	14.99
	19 West 44th Street	2	8,765	10,209	45.71
	28 West 44th Street	1	808	808	31.71
	Total/weighted Average	7	125,732	127,176	27.70

Storage
	1515 Broadway	1	865	865	31.64
	461 Fifth Avenue	1	3,000	3,000	26.49
	Total/weighted Average	2	3,865	3,865	27.64

	Total space became available during the quarter
	Office	48	236,772	243,138	39.12
	Retail	7	125,732	127,176	27.70
	Storage	2	3,865	3,865	27.64
		57	366,369	374,179	35.12

	Total Available Space		1,154,286

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges

(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated. Excludes lease expirations where tenants heldover.

Leasing Activity

Leased Space

			Term			New Cash Rent / (1)	Prev. Escalated Rent/	T.I /	Free Rent
Activity Type	Building Address	# of Leases	(Yrs)	Usable SF	Rentable SF		Rentable SF ($) (2)	Rentable SF ($)	# of Months

Available Space as of 3/31/05				1,154,286

Office
	317 Madison Avenue	4	7.2	18,590	19,090	33.97	23.11	38.86	3.9
	220 East 42nd Street	1	10.3	6,781	7,140	41.00	53.15	36.27	4.0
	461 Fifth Avenue	2	9.5	19,928	20,559	58.67	59.98	45.73	6.0
	1 Park Avenue	3	8.1	47,922	47,922	34.28	34.43	31.13	4.4
	180 Madison Avenue	2	9.6	11,306	12,413	32.63	27.91	10.15	4.7
	1250 Broadway	1	5.3	2,140	2,602	33.00	—	44.55	3.0
	286 Madison Avenue	2	5.1	5,058	5,353	29.38	—	26.06	2.2
	555 West 57th Street	1	3.7	3,400	3,789	33.00	23.54	—	—
	70 West 36th Street	3	7.3	5,832	6,020	26.03	30.83	20.52	0.5
	470 Park Ave South	1	10.0	8,400	9,068	31.00	26.66	51.73	4.0
	1140 Sixth Avenue	2	3.6	3,102	4,401	33.97	23.35	—
	19 West 44th Street	6	7.6	16,606	16,606	33.79	36.98	32.49	5.1
	28 West 44th Street	1	1.9	972	972	35.50	-	—
	625 Madison Avenue	3	14.3	119,427	119,091	51.22	43.35	48.15	8.7
	420 Lexington Avenue	10	9.8	29,892	37,816	36.71	35.13	51.83	3.9
	Total/Weighted Average	42	10.6	299,356	312,842	42.17	38.15	40.76	5.8

Retail
	1515 Broadway	1	10.6	70,000	70,000	29.64	19.18	—	—
	28 West 44th Street	1	10.0	808	808	40.00	31.71	—	—
	1250 Broadway	1	15.0	3,717	3,317	100.00	49.72	—	4.0
	673 First Avenue	1	10.0	30,000	33,632	17.84	13.37	—	2.0
	1372 Broadway	1	10.0	1,501	1,501	71.95	51.17	—	3.0
	19 West 44th Street	1	17.0	6,965	6,965	59.22	49.45	—	5.0
	Total/Weighted Average	6	10.9	112,991	116,223	30.62	20.69	—	1.0

Storage
	673 First Avenue	1	2.6	700	1,000	3.00	—	—	—
	Total/Weighted Average	1	2.6	700	1,000	3.00	—	—	—

	Total Leased Space
	Office (3)	42	10.6	299,356	312,842	42.17	38.15	40.76	5.8
	Retail	6	10.9	112,991	116,223	30.62	20.69	—	1.0
	Storage	1	2.6	700	1,000	3.00	—	—	—
	Total	49	10.7	413,047	430,065	38.96	31.64	29.65	4.5

(1)	Annual Base Rent
(2)	Escalated Rent is calculated as Total Annual Income less Electric Charges
(3)	Average starting office rent excluding new tenants replacing vacancies is $39.21/rsf for 195,864 rentable SF.
Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $40.60/rsf for $298,828 rentable SF.

Leasing Activity

Leased Space

Activity Type	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / (1)	Prev. Escalated Rent/ Rentable SF ($) (2)	T.I / Rentable SF ($)	Free Rent # of Months
Office
	317 Madison Avenue	2	5.9	4,152	4,591	37.28	38.16	7.61	—
	220 East 42nd Street	1	10.0	3,262	3,479	35.00	27.66	0.80	1.0
	1 Park Avenue	1	6.0	17,000	18,686	35.00	36.99	16.75	3.0
	286 Madison Avenue	1	5.3	5,058	5,353	27.00	27.81	10.00	1.0
	470 Park Ave South	1	1.0	7,800	9,068	20.50	19.47	—	—
	110 East 42nd Street	1	3.4	1,000	1,200	36.00	35.80	—	1.0
	19 West 44th Street	1	1.0	350	377	16.39	17.70	—	—
	625 Madison Avenue	1	10.0	41,550	42,856	55.00	49.15	—
	420 Lexington Avenue	4	1.6	12,513	17,354	44.29	37.18	—	—
	Total/Weighted Average	13	6.5	92,685	102,964	43.24	39.72	3.93	0.6

Retail
	19 West 44th Street	1	5.0	1,070	1,070	50.47	46.00	—	—
	Total/Weighted Average	1	5.0	1,070	1,070	50.47	46.00	—	—

Storage
	1 Park Avenue	1	6.0	1,113	1,591	10.00	7.00	—	—
	Total/Weighted Average	1	6.0	1,113	1,591	10.00	7.00	—	—

Renewals
	Expired/Renewed	9	12.0	50,669	52,299	43.12	39.36	34.17	6.2
	Early Renewals Office	13	6.5	92,685	102,964	43.24	39.72	3.93	0.6
	Early Renewals Retail	1	5.0	1,070	1,070	50.47	46.00	—	—
	Early Renewals Storage	1	6.0	1,113	1,591	10.00	7.00	—	—
	Total	24	8.3	145,537	157,924	42.92	39.31	13.87	2.5

(1)	Annual Base Rent
(2)	Escalated Rent is calculated as Total Annual Income less Electric Charges
(3)	Average starting office rent excluding new tenants replacing vacancies is $39.21/rsf for 195,864 rentable SF.
Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies is $40.60/rsf for $298,828 rentable SF. )

ANNUAL LEASE EXPIRATIONS

	Consolidated Properties						Joint Venture Properties

Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2005 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2005 Weighted Average Asking Rent $/psf

In 1st Quarter 2005 (1)	34	65,752	0.73%	$2,670,348	$40.61	38.59	8	27,231	0.35%	$1,011,024	37.13	46.30
In 2nd Quarter 2005	38	90,655	1.01%	3,173,868	35.01	39.58	8	116,207	1.49%	6,512,196	56.04	56.37
In 3rd Quarter 2005	28	139,563	1.55%	4,375,776	31.35	36.97	5	17,597	0.23%	381,048	21.65	43.81
In 4th Quarter 2005 (4)	24	907,523	10.08%	38,355,615	42.26	48.07	13	945,030	12.08%	36,096,576	38.20	54.90

Total 2005	124	1,203,493	13.37%	$48,575,607	40.36	45.63	34	1,106,065	14.14%	$44,000,844	39.78	57.95

In 1st Quarter 2006	20	110,656	1.23%	$3,660,276	33.08	35.33	13	66,589	0.85%	$2,225,700	33.42	44.56
In 2nd Quarter 2006	25	115,587	1.28%	4,985,832	43.13	50.17	6	27,002	0.35%	963,096	35.67	37.45
In 3rd Quarter 2006	30	236,475	2.63%	7,807,752	33.02	37.11	12	114,158	1.46%	5,031,276	44.07	44.57
In 4th Quarter 2006	15	62,118	0.69%	2,258,340	36.36	38.14	4	16,245	0.21%	654,336	40.28	43.30

Total 2006	90	524,836	5.83%	$18,712,200	35.65	39.73	35	223,994	2.86%	$8,874,408	39.62	43.61

2007	108	387,499	4.31%	$15,014,292	38.75	49.45	28	439,144	5.62%	$24,464,172	55.71	54.09
2008	107	603,358	6.70%	22,491,168	37.28	40.36	28	550,949	7.05%	22,945,932	41.65	52.13
2009	87	600,211	6.67%	23,749,104	39.57	41.32	32	605,237	7.74%	27,932,112	46.15	47.75
2010	86	1,551,271	17.24%	57,735,420	37.22	39.07	19	1,356,181	17.34%	59,457,072	43.84	52.52
2011	47	477,755	5.31%	22,945,140	48.03	45.32	9	152,850	1.95%	5,904,444	38.63	51.12
2012	38	680,485	7.56%	18,549,300	27.26	36.99	11	202,519	2.59%	7,632,456	37.69	42.73
2013	37	747,779	8.31%	27,203,364	36.38	38.56	6	1,017,181	13.01%	50,017,512	49.17	58.95
2014	26	374,025	4.16%	12,785,472	34.18	38.50	16	207,492	2.65%	14,919,372	71.90	70.00
Thereafter	80	1,848,273	20.54%	67,284,204	36.40	46.63	36	1,958,621	25.05%	79,221,492	40.45	50.91

	830	8,998,985	100.00%	$335,045,271	37.23	42.23	254	7,820,233	100.00%	$345,369,816	44.16	52.88

(1) Includes month to month holdover tenants that expired prior to 3/31/05.

(2) Tenants may have multiple leases.

(3) Represents current in place annualized rent allocated by year of maturity.

(4) Underlying the TIAA lease at 750 Third Avenue are leases totaling 439,503 sq ft, which are leased at various terms expiring between 2008 and 2021.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	3/31/2005	Price ($'s) (1)

1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central	1,188,000	83	96	$78,000,000
Mar-98	1466 Broadway	Fee Interest	Times Square	289,000	87	N/A	$64,000,000
Mar-98	321 West 44th	Fee Interest	Times Square	203,000	96	N/A	$17,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central	524,000	79	98	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Penn Station	339,000	76	100	$32,000,000
Aug-98	1412 Broadway	Fee Interest	Times Square South	389,000	90	N/A	$82,000,000
				2,932,000			$338,600,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central	—	-	-	$27,300,000
Jan-99	555 West 57th - 65% JV	Fee Interest	Midtown West	941,000	100	100	$66,700,000
May-99	90 Broad Street - 35% JV	Fee Interest	Financial	339,000	82	N/A	$34,500,000
May-99	The Madison Properties:	Fee Interest	Grand Central				$50,000,000
	286 Madison Avenue			112,000	99	94
	290 Madison Avenue			36,800	86	100
	292 Madison Avenue			187,000	97	100
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	97	95	$93,000,000
Nov-99	555 West 57th - remaining 35%	Fee Interest	Midtown West	—		100	$34,100,000
				2,285,800			$305,600,000
2000 Acquisitions
Feb-00	100 Park Avenue	Fee Interest	Grand Central	834,000	97	92	$192,000,000
Dec-00	180 Madison Avenue	Fee Interest	Grand Central	265,000	90	85	$41,250,000
Contribution to JV
May-00	321 West 44th	Fee Interest	Times Square	203,000	98	N/A	$28,400,000
				1,302,000			$261,650,000
2001 Acquisitions
Jan-01	1370 Broadway	Fee Interest	Times Square South	255,000	97	N/A	$50,500,000
Jan-01	1 Park Avenue	Various Interests	Grand Central	913,000	97	97	$233,900,000
Jan-01	469 7th Avenue - 35% JV	Fee Interest	Penn Station	253,000	98	N/A	$45,700,000
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95	87	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	98	95	$126,500,000
				2,541,000			$562,200,000

2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98	100	$483,500,000
							$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	Grand Central	1,135,000	92	98	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100	100	$92,000,000
Oct-03	461 Fifth Avenue	Leasehold Interest	Midtown	200,000	94	90	$60,900,000
Dec-03	1221 Ave of Americas -45% JV	Fee Interest	Rockefeller Center	2,550,000	99	98	$1,000,000,000
				4,410,000			$1,417,900,000

2004 Acquisitions
Mar-04	19 West 44th Street -35% JV	Fee Interest	Midtown	292,000	86	92	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central	779,000	100	100	$255,000,000
Jul-04	485 Lexington Avenue - 30% JV	Fee Interest	Grand Central	921,000	100	100	$225,000,000
Oct-04	625 Madison Avenue	Leasehold Interest	Plaza District	563,000	68	76	$231,500,000
				2,555,000			$778,500,000
2005 Acquisitions
Feb-05	28 West 44th Street	Fee Interest	Midtown	359,000	87	87	$105,000,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

(2) Current ownership interest is 55%. (From 9/1/01-10/31/01the company owned 99.8% of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($'s)	Price ($'s/SF)
2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156

2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242

2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210

2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349
Oct-04	17 Battery Place North	Fee Interest	Financial	419,000	$70,000,000	$167
Nov-04	1466 Broadway	Fee Interest	Times Square	289,000	$160,000,000	$554
				1,621,000	$548,500,000

(1) Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

(2) Company sold a 75% JV interest in the property at an implied $318.5mm sales price.

SUPPLEMENTAL DEFINITIONS

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is adjusted EBITDA divided by the total payments for ground leases and preferred stock.

Fixed charge coverage is adjusted EBITDA divided by total interest expense (including capitalized interest and debt premium amortization, but excluding finance cost amortization) plus preferred dividends and distributions.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT in April 2002 as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Operating earnings per share reflects income before minority interests and gains (losses) from dispositions of real estate and impairment reserves on assets held for sale, and operating properties less minority interests’ share of income and preferred stock dividends if anti-dilutive.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock equity income redeemable shares. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt. Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has a controlling interest (e.g. consolidated joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green

Chairman of the Board

Marc Holliday

CEO and President

Gerard Nocera

Chief Operating Officer

Gregory F. Hughes

Chief Financial Officer

Andrew Mathias

Chief Investment Officer

Andrew S. Levine

Executive Vice President,

General Counsel and Secretary

ANALYST COVERABLE

Firm	Analyst	Phone	Email
AG Edwards, Inc.	Dave Aubuchon	(314) 955-5452	aubuchondl@agedwards.com
Banc of America Securities, LLC	Ross Nussbaum	(212) 847-5668	ross.nussbaum@bofasecurities.com
Citigroup Smith Barney, Inc.	Jonathan Litt	(212) 816-0231	jonathan.litt@citigroup.com
Corinthian Partners, LLC	Claus Hirsch	(212) 287-1565	chirsch@corinthianpartners.com
Deutsche Bank Securities, Inc.	Louis W. Taylor	(212) 250-4912	louis.taylor@db.com
Goldman Sachs and Company	Carey Callaghan	(212) 902-4351	carey.callaghan@gs.com
KeyBanc Capital Markets	Richard Moore	(216) 563-2815	rcmoore@keybanccm.com
Legg Mason Wood Walker, Inc.	John Guinee	(410) 454-5520	jwguinee@lmus.leggmason.com
Lehman Brothers Holdings, Inc.	David Harris	(212) 526-1790	dharris4@lehman.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
Prudential Equity Group, LLC	James W. Sullivan	(212) 778-2515	jim_sullivan@prusec.com
Raymond James Financial, Inc.	Paul D. Puryear	(727) 567-2253	paul.puryear@raymondjames.com
Wachovia Securities, LLC	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.